Exhibit 31.1

Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) or 15d-14(a) under the

Securities Exchange Act of 1934, as amended

I, Cameron R. McLain, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 of The Reserve Petroleum Company; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 15, 2023	/s/ Cameron R. McLain
Cameron R. McLain, President
(Principal Executive Officer)